Exhibit 10.8

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONFIDENTIAL LICENSE AGREEMENT

FOR THE Wii™ CONSOLE
(EEA, AUSTRALIA, AND NEW ZEALAND)

THIS LICENSE AGREEMENT (“Agreement”) is entered into between NINTENDO CO., LTD. (“NINTENDO”) at 11-1 Kamitoba Hokotate-cho, Minami-ku, Kyoto, Japan 601-8501, Attn:  General Manager, International Business Administration Department (Fax:  81.75.662.9619), and ACTIVISION, INC., a corporation of Delaware, and its subsidiaries (Activision Publishing, Inc., a corporation of Delaware, Activision UK, Ltd., a limited company of the United Kingdom; ATVI France, S.A.S., a corporation of France; Activision GmbH, a corporation of Germany, and Activision Pty., Ltd., a limited company of Australia) (jointly and severally “LICENSEE”) at 3100 Ocean Park Blvd., Santa Monica, CA 90405, Attn: Mr. George Rose (Fax: 310.255.2152).  NINTENDO and LICENSEE agree as follows:

1.             RECITALS

1.1           NINTENDO designs, develops, manufactures, markets and sells advanced design, high-quality video game systems, including the Wii™ video game console (“Wii™”).

1.2           LICENSEE desires use of the highly proprietary programming specifications, unique and valuable security technology, trademarks, copyrights and other valuable intellectual property rights of NINTENDO, which rights are only available for use under the terms of a license agreement, to develop, have manufactured, advertise, market and sell video game software for play on Wii™.

1.3           NINTENDO is willing to grant a license to LICENSEE on the terms and conditions set forth in this Agreement.

2.             DEFINITIONS

2.1           “Artwork” means the text and design specifications for the Game Disc label and the Printed Materials in the format specified by NINTENDO in the Guidelines.

2.2           “Bulk Goods” means Game Discs printed with the Game Disc label portion of the Artwork for delivery to LICENSEE without Printed Materials or other packaging.

2.3           “Check Disc(s)” means the pre-production Game Discs to be produced by NINTENDO.

2.4           “Confidential Information” means the information described in Section 8.1.

2.5           “Development Tools” means the development kits, programming tools, emulators and other materials of NINTENDO, or third parties authorized by NINTENDO, that may be used in the development of Games under this Agreement.

2.6           “Effective Date” means the date that LICENSEE placed its first order for Licensed Products of October 24, 2006.

2.7           “Finished Product(s) means the fully assembled Game Disc with a Game Disc label, Printed Materials, and packed in a plastic storage case;

2.8           “Game Disc(s)” means custom optical discs for play on Wii™ on which a Game has been stored.

2.9           “Game(s)” means any interactive programs (including source and object/binary code) developed to be compatible with Wii™.

2.10         “Guidelines” means the then-current version of “Wii™ Programming Guidelines;” “Licensee Packaging Guidelines” pertaining to the layout, trademark usage and requirements of the Game Disc label, instruction manual and Game Disc packaging; “Marketing Materials”; “Nintendo Trademark Guidelines;” “Guidelines on Ethical Content”; and “Nintendo Wii™ Software Submission Requirements,” together with other guidelines provided by NINTENDO to LICENSEE from time to time.  The Guidelines on Ethical Content are attached as Annex A, and the remainder of the Guidelines have been provided to LICENSEE independent of this Agreement.  The Guidelines may be changed or updated from time to time without notice, and the versions current from time to time will be available on request from NINTENDO.

2.11         “Independent Contractor” means any individual or entity that is not an employee of LICENSEE, including any independent programmer, consultant, contractor, board member or advisor.

2.12         “Intellectual Property Rights” means individually, collectively or in any combination, Proprietary Rights owned, licensed or otherwise held by NINTENDO that are associated with the development, manufacturing, advertising, marketing or sale of the Licensed Products, including, without limitation, (a) registered and unregistered trademarks and trademark applications used in connection with WiiTM including NintendoTM, WiiTM, Official Nintendo Seal of QualityTM, and MiiTM, (b) select trade dress associated with Wii™ and licensed video games for play thereon, (c) Proprietary Rights in the Security Technology employed in the Games or Game Discs by Nintendo, (d) rights in the Development Tools for use in developing the Games, excluding, however, rights to use, incorporate or duplicate select libraries, protocols and/or sound or graphic files associated with the Development Tools which belong to any third party and for which no additional licenses or consents are required, (e) patents, patent applications, design registrations, utility models or copyrights which may be associated with the Game Discs or Printed Materials, (f) copyrights in the Guidelines, and (g) other Proprietary Rights of Nintendo in the Confidential Information.

2.13         “Licensed Products” means (a) Bulk Goods, and/or (b) Finished Products after being assembled and packaged with the Printed Materials in accordance with the Guidelines.

2.14         “Marketing Materials” means marketing, advertising or promotional materials developed by or for LICENSEE (or subject to LICENSEE’s approval) that promote the sale of the Licensed Products, including but not limited to, television, radio and on-line advertising, point-of-sale materials (e.g., posters, counter-cards), package advertising, print media and all audio or video content other than the Game that is to be included on the Game Disc.

2.15         “NDA” means the non-disclosure agreement related to Wii™ previously entered into between NINTENDO and/or NOA and LICENSEE.

2.16         “NOA” means NCL’s subsidiary, Nintendo of America Inc. of Redmond, Washington, USA.

2.17         “Notice” means any notice permitted or required under this Agreement.  All Notices shall be sufficiently given when (a) personally served or delivered, or (b) transmitted by facsimile, with an original sent concurrently by mail, or (c) deposited, carriage prepaid, with a guaranteed air courier service, in each case addressed as stated herein, or addressed to such other person or address either party may designate in a Notice, or (d) transmitted by e-mail with an express written acknowledgement of receipt sent personally by or on behalf of the recipient (which shall include any automated reply).  Notice shall be deemed effective upon the earlier of actual receipt or two (2) business days after transmittal, provided, however, any Notice received after the recipient’s normal business hours will be deemed received on the next business day.

2.18         “Price Schedule” means the then-current version of NINTENDO’s schedule of purchase prices and minimum order quantities for the Finished Products and the Bulk Goods.  The Price Schedule has been provided to LICENSEE independent of this Agreement and may be changed or updated from time to time without notice, and the version current from time to time will be available on request from NINTENDO.

2.19         “Printed Materials” means title page, instruction booklet, precaution booklet, and optional printed materials.

2.20         “Promotional Disc(s)” means custom optical discs compatible with Wii™ that incorporate select game promotional or supplemental materials, as may be specified or permitted in the Guidelines.

2.21         “Proprietary Rights” means any rights or applications for rights owned, licensed or otherwise held in patents, patent applications, utility models, registered design rights, unregistered design rights, trademarks, service marks, copyrights, and neighboring rights, semiconductor chip layouts or masks, database rights, trade secrets, trade dress, get up, moral rights and publicity rights, together with all inventions, discoveries, ideas, know-how, data, information, processes, methods, procedures, formulas, drawings and designs, computer programs, software source code and object code, and all amendments, modifications, and improvements thereto for which such patents, patent applications, utility models, registered design rights, unregistered design rights, trademarks, service marks, copyrights, and neighboring rights, semiconductor chip layouts or masks, database rights, trade secrets, trade dress, get up, moral rights or publicity rights may exist or may be sought and obtained in the future.

2.22         “Rebate Program” means any then-current version of NINTENDO’s optional rebate program, establishing select terms for price rebates under this Agreement.

2.23         “Reverse Engineer(ing)” means, without limitation, (a) the x-ray, electronic scanning or physical or chemical stripping of semiconductor components, (b) the disassembly, decompilation, decryption or simulation of object code or executable code, or (c) any other technique designed to extract source code or facilitate the duplication of a program or product.

2.24         “Security Technology” means the highly proprietary security features of the Wii™ and the Licensed Products to minimize the risk of unlawful copying and other unauthorized or unsafe usage, including, without limitation, any security signature, bios, data scrambling, password, hardware security apparatus, watermark, hologram, encryption, digital rights management system, copyright management information system, proprietary manufacturing process or any feature which obstructs piracy, limits unlawful, unsafe or unauthorized use, or facilitates or limits compatibility with other hardware, software, accessories or peripherals, or with respect to a video game system other than the Wii™, or limits distribution outside of the Territory.

2.25         “Sole License” means a license under which only the licensor and a single licensee can utilize the subject matter of the license.

2.26         “Term” means three (3) years from the Effective Date.

2.27         “Territory” means any and all countries within the European Economic Area; namely Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.  The Territory shall also include Australia, New Zealand, Russia, Switzerland and Turkey.  NINTENDO may add additional countries to the Territory upon written notice to LICENSEE.

2.28         “TM” means trademark of NINTENDO, whether registered or not.

2.29         “Wii Network Services” means and includes the Wii Shop Channel Services, Wii™Connect24, and any related services and material delivered to a consumer’s Wii™ console over the Internet.

3.             GRANT OF LICENSE; LICENSEE RESTRICTIONS

3.1           Limited License Grant.  For the Term and for the Territory, NINTENDO grants to LICENSEE a nonexclusive, nontransferable, limited license to use the Intellectual Property Rights, for the purpose of and to the extent necessary, to develop (or have developed on LICENSEE’s behalf) Games for manufacture, advertising, marketing and sale by LICENSEE as Licensed Products, subject to the terms and conditions of this Agreement.  This license is royalty-free.

3.2           LICENSEE Acknowledgement.  LICENSEE’s use of the Intellectual Property Rights shall not create any right, title or interest of LICENSEE therein.  LICENSEE is authorized and permitted to develop Games, and have manufactured, advertise, market, and sell Licensed Products, only for play on Wii™ and only in accordance with this Agreement.  In the event that LICENSEE challenges NINTENDO’s ownership or the validity of the Intellectual Property Rights, NINTENDO may terminate this Agreement without any notice or procedure.

3.3           Restrictions on License Grant.  NINTENDO does not guarantee that the hardware for the Wii™ system is distributed throughout the Territory.  Moreover, the present limited license to LICENSEE does not extend to the use of the Intellectual Property Rights for the following purposes:

(a)           grant access to, distribute, transmit or broadcast a Game by electronic means or by any other means known or hereafter devised, including, without limitation, by wireless, cable, fiber optic, telephone lines, microwave, radiowave, computer or other device network, except (a) as a part of wireless Game play on and among Wii™ systems, or between Wii™ and Nintendo DS systems, (b) for the purpose of facilitating Game development under the terms of this Agreement, or (c) as otherwise approved in writing by NINTENDO. LICENSEE shall use reasonable security measures, customary within the high technology industry, to reduce the risk of unauthorized interception or retransmission of any Game transmission.  No right of retransmission shall attach to any authorized transmission of a Game;

(b)           authorize or permit any online activities involving a Game, including, without limitation, multiplayer, peer-to-peer or online play, except as expressly permitted by NINTENDO in writing;

(c)           modify, install or operate a Game on any server or computing device for the purpose of or resulting in the rental, lease, loan or other grant of remote access to the Game;

(d)           emulate, interoperate, interface or link a Game for operation or use with any hardware or software platform, accessory, computer language, computer environment, chip instruction set, consumer electronics device or device other than Wii™, the Nintendo DS system, the Development Tools or such other Nintendo system as NINTENDO may authorize in the Guidelines;

(e)           embed, incorporate, or store a Game in any media or format except the optical disc format utilized by Wii™, except as may be necessary as a part of the Game development process under this Agreement;

(f)            design, implement or undertake any process, procedure, program or act designed to disable, obstruct, circumvent or otherwise diminish the effectiveness or operation of the Security Technology;

(g)           utilize the Intellectual Property Rights to design or develop any interactive video game program, except as authorized under this Agreement;

(h)           manufacture or reproduce a Game developed under this Agreement, except through NINTENDO; or

(i)            Reverse Engineer or assist in Reverse Engineering all or any part of Wii™, including the hardware, software (embedded or not) or the Security Technology, except as specifically permitted under the laws and regulations applicable in the Territory.

3.4           Development Tools.  NINTENDO and NOA may lease, loan or sell Development Tools, including any improvements made by NINTENDO or NOA from time to time, to LICENSEE to assist in the development of Games under this Agreement on such terms as may be agreed between the parties.  Ownership and use of any

Development Tools, whether provided by NINTENDO or NOA, prior to or during the Term hereof, shall be subject to the terms of this Agreement and any separate license or purchase agreement required by NINTENDO or any third party licensing the Development Tools.  LICENSEE acknowledges the respective interests of NINTENDO, and in the case of third-party Development Tools, such third parties, in and to the Proprietary Rights associated with the Development Tools.  LICENSEE’s use of the Development Tools shall not create any right, title or interest of LICENSEE therein.  Any license to LICENSEE to use the Development Tools does not extend to:  (a) use of the Development Tools for any purpose except the design and development of Games under this Agreement, (b) reproduction or creation of derivatives of the Development Tools, except in association with the development of Games under this Agreement, (c) Reverse Engineering of the Development Tools (except as specifically permitted under the laws and/or regulations applicable in the Territory), or (d) selling, leasing, assigning, lending, licensing, encumbering or otherwise transferring the Development Tools.  Anything developed or derived by LICENSEE as a result of a study of the performance, design or operation of any Nintendo Development Tools shall be considered a derivative work of the Intellectual Property Rights, but may be retained and utilized by LICENSEE in connection with this Agreement.  Unless LICENSEE can demonstrate that such derivative work has one or more applications that are independent of and separate from the Intellectual Property Rights (“Independent Applications”), it shall be deemed to have granted NINTENDO and NOA an indefinite, worldwide, royalty-free, transferable and Sole License (including the right to sub-license) to such derivative work.  To the extent that LICENSEE can demonstrate one or more Independent Applications, LICENSEE shall be deemed to have granted to NINTENDO and NOA a royalty-free and transferable non-exclusive License (including the right to sub-license) in relation to such Independent Applications for the Term.  Anything developed or derived by LICENSEE as a result of a study of the performance, design or operation of any third-party Development Tools shall be governed by the terms of the license agreement applicable to such Development Tools.  Notwithstanding any referral or information provided or posted regarding third-party Development Tools, NINTENDO and NOA make no representations or warranties with regard to any such third-party Development Tools.  LICENSEE acquires and utilizes third-party Development Tools at its own risk.

3.5           Games Developed for Linked Play on Two Systems.  In the event the Guidelines permit LICENSEE to develop a Game for simultaneous or linked play on Wii™ and on another Nintendo video game system, LICENSEE shall be required to acquire and maintain with NINTENDO such additional licenses as are necessary for the use of the Proprietary Rights associated with such other Nintendo video game system.

3.6           In-Game Advertising.  LICENSEE shall not include advertising or product placements for products or services of third parties, whether in the Game, as separate content on a Game Disc (e.g., a trailer), or in the Printed Materials, without NINTENDO’s prior written consent.

3.7           Use of Mii™ Characters.  LICENSEE shall not develop any Game that permits NINTENDO’s Mii™ characters to appear in the Game without NINTENDO’s prior written consent.

3.8           Sending Data to Consumers.  LICENSEE shall not, without the prior written consent of NINTENDO, send any data, content, messages, advertising, or other communications of any kind to any consumer’s Wii™ console through the Wii™ Network Services or otherwise.

3.9          Downloadable Content.  If LICENSEE desires to develop Games or updates/additions of any kind for any Licensed Product, to be downloaded to consumers through the Wii Network Services, the terms and conditions of such development shall be separately agreed in writing between the parties.  LICENSEE acknowledges that the rights granted herein do not include the right to use the Intellectual Property Rights to develop downloadable content.

4.             SUBMISSION AND APPROVAL OF GAME AND ARTWORK

4.1           Submission of a Completed Game to NINTENDO.  Upon completion of a Game, LICENSEE shall deliver a prototype of the Game to NINTENDO in a format specified in the Guidelines.  Delivery shall be made in accordance with the methods set forth in the Guidelines.  Each Submission shall include such other information or documentation deemed necessary by NINTENDO, including, without limitation, a complete set of written user instructions, a complete description of any security holes, backdoors, time bombs, cheats, “easter eggs” or other hidden features or characters in the Game and a complete screen text script.  LICENSEE must establish that the Game and any other content included on the Game Disc complies with the guidelines of the Pan European Game Information System (PEGI), the Unterhaltungssoftware Selbstkontrolle (USK), the Office of Film and Literature Classification (OFLC), or any other national or regional game rating system that NINTENDO may accept, as applicable.  LICENSEE shall be responsible for the submission of the Game to the appropriate national or regional game rating organization and shall provide NINTENDO with a statement or certificate in writing from the relevant organization, confirming the rating for the Game.  Where any such game has been rated as being suitable only for players aged 18 and over (or an equivalent rating), LICENSEE must submit a certificate in writing that confirms the game is rated as no higher than “M” (Mature) by the Entertainment Software Rating Board (ESRB) of the U.S.  [***]

4.2           Testing of a Completed Game.  Upon submission of a completed Game, NINTENDO shall promptly test the Game with regard to its technical compatibility with, and error-free operation on, Wii™ utilizing the lot check process.  Within a reasonable period of time after receipt, NINTENDO shall approve or disapprove such Game.  If a Game is disapproved, NINTENDO shall specify in writing the reasons for such disapproval and state what corrections are necessary.  After making the necessary corrections, LICENSEE shall submit a revised Game to NINTENDO for testing.  NINTENDO shall not unreasonably withhold or delay its approval of any Game.  Neither the testing nor approval of a Game by NINTENDO shall relieve LICENSEE of its sole responsibility for the development, quality and operation of the Game or in any way create any warranty by NINTENDO relating to any Licensed Product.

4.3           Production of Check Discs.  By submission of a completed Game to NINTENDO in accordance with Section 4.1, LICENSEE authorizes NINTENDO to proceed with production of Check Discs for such Game.  If NINTENDO approves a Game, it shall promptly, and without further notification to or instruction from LICENSEE, submit such Game for the production of Check Discs.  Unless otherwise advised by LICENSEE, following production of the Check Discs, NINTENDO shall deliver to LICENSEE approximately ten (10) Check Discs for content verification, testing and final approval by LICENSEE.

4.4           Approval or Disapproval of Check Discs by LICENSEE.  If, after review and testing, LICENSEE approves the Check Discs, it shall promptly transmit to NINTENDO a signed authorization for production in the form specified in the Guidelines.  If LICENSEE does not approve the sample Check Discs for any reason, LICENSEE shall advise NINTENDO in writing and may, after undertaking any necessary changes or corrections, resubmit the Game to NINTENDO for approval in accordance with the procedures set forth in this Section 4.  The absence of a signed authorization form from LICENSEE within five (5) days after delivery of the Check Discs to LICENSEE shall be deemed disapproval of such Check Discs.  Production of any order for Finished Goods or Bulk Goods shall not proceed without LICENSEE’s signed authorization.

4.5           Cost of Check Discs and Disc Stamper.  If LICENSEE:  (a) disapproves the Check Discs for any reason (except if the disapproval is due to defects in or failure of the Check Discs due to NINTENDO’s act, error or omission); (b) fails to order the minimum order quantity of any Game approved by NINTENDO within six (6) months after the date the Game was first approved by NINTENDO; or (c) submits a revised version of the Game to NINTENDO after production of such Game has commenced, LICENSEE shall reimburse NINTENDO (or its designee) for the reasonable estimated cost of the production of the Check Discs, including the cost of the disc stamper.  The payment will be due (i) thirty (30) days after NINTENDO’s written notification to LICENSEE of the Check Disc fee due NINTENDO because of LICENSEE’s failure to approve such Check Disc; (ii) six (6) months after the date the Game was first approved by NINTENDO; or (iii) upon the subsequent submission by LICENSEE of a revised version of the Game to NINTENDO, as the case may be.

4.6           Submission and Approval of Artwork.  Prior to submitting a completed Game to NINTENDO under Section 4.1, LICENSEE shall submit to NINTENDO all Artwork for the proposed Licensed Product.  Within ten (10) business days of receipt, NINTENDO shall approve or disapprove the Artwork.  If any Artwork is disapproved, NINTENDO shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary.  After making the necessary corrections or improvements, LICENSEE shall submit revised Artwork to NINTENDO for approval.  NINTENDO shall not unreasonably withhold or delay its approval of any Artwork.  The approval of the Artwork by NINTENDO shall not relieve LICENSEE of its sole responsibility for the development and quality of the Artwork or in any way create any warranty for the Artwork or the Licensed Product by NINTENDO.  All Artwork must be approved prior to submitting an order for the Bulk Goods or Finished Products, and LICENSEE shall not produce any Printed Materials for commercial distribution until such Artwork or Finished Products has been approved by NINTENDO.

4.7           Artwork for Bulk Goods.  If LICENSEE intends to submit an order for Bulk Goods, all Artwork and other materials to be included with the Licensed Product shall be submitted to NINTENDO in accordance with Section 4.6 herein.  No Printed Materials shall be produced by LICENSEE until such Artwork has been approved by NINTENDO.

4.8           Promotional Discs.  In the event NINTENDO issues Guidelines in the future that permit LICENSEE to develop and distribute Promotional Discs, either separately or as a part of the Licensed Product, the content and specifications of such Promotional Disc shall be subject to all of the terms and conditions of this Agreement, including, without limitation, the Guidelines, the Price Schedule and the submission and approval procedures provided for in this Section 4.

5.             ORDER PROCESS, PURCHASE PRICE, PAYMENT AND DELIVERY

5.1           Submission of Orders by LICENSEE.  After receipt of NINTENDO’s approval for a Game and Artwork, LICENSEE may at any time submit a written purchase order to NINTENDO for any approved Licensed Product title.  The purchase order shall specify whether it is for Finished Products or Bulk Goods.  The terms and conditions of this Agreement shall control over any contrary or additional terms of such purchase order or any other written documentation or verbal instruction from LICENSEE.  All orders shall be subject to acceptance by NINTENDO or its designee.

5.2           Purchase Price and Minimum Order Quantities.  The purchase price and minimum order quantities for Finished Products and Bulk Goods shall be set forth in NINTENDO’s then-current Price Schedule.  Unless otherwise specifically provided for, the purchase price includes the cost of manufacturing a single Game Disc.  No taxes, duties, import fees or other tariffs related to the development, manufacture, import, marketing or sale of the Licensed Products (except for taxes imposed on NINTENDO’s income) are included in the purchase price and all such taxes are the responsibility of LICENSEE.  The Price Schedule is subject to change by NINTENDO at any time without Notice, provided however, that any price increase shall be applicable only to purchase orders submitted, paid for, and accepted by NINTENDO after the date of the price increase.

5.3           Payment.  Upon placement of an order with NINTENDO, LICENSEE shall pay the full purchase price either (a) by tender of an irrevocable letter of credit in favor of NINTENDO (or its designee) and payable at sight, issued by a bank acceptable to NINTENDO and confirmed, if requested by NINTENDO, at LICENSEE’s expense, or (b) in cash, by wire transfer to an account designated by NINTENDO.  All letters of credit shall comply with NINTENDO’s written instructions and all associated banking charges shall be for LICENSEE’s account.

5.4           Delivery of Licensed Products.  NINTENDO shall deliver the Finished Products and Bulk Goods ordered by LICENSEE to LICENSEE FOB Japan, CIP European Destination or ex-warehouse Grossostheim, per the terms in the Price Schedule. Also per the Price Schedule, [***]. Upon mutual consent of NINTENDO and LICENSEE, orders may be delivered in partial shipments with a minimum shipment quantity as specified in the Price Schedule.  Such orders shall be delivered only to countries within the Territory.  Title to the Licensed Products shall vest in accordance with the terms of the applicable letter of credit or, in the absence thereof, per Incoterms 2000.

5.5           Rebate Program.  NINTENDO, at its sole option, may elect to offer LICENSEE a Rebate Program.  The terms and conditions of any Rebate Program shall be subject to NINTENDO’s sole discretion.  LICENSEE shall not be entitled to offset any claimed rebate amount against other amounts owing NINTENDO.  No interest shall be payable by NINTENDO to LICENSEE on any claimed rebate.  The Rebate Program is subject to change or cancellation by NINTENDO at any time without Notice.

6.             MANUFACTURE OF THE LICENSED PRODUCT

6.1           Manufacturing.  Given NINTENDO’s ownership of valuable Intellectual Property Rights, NINTENDO shall be the exclusive source for the manufacture of the Game Discs, Check Discs and Promotional Discs, with responsibility for all aspects of the manufacturing process, including the selection of the locations and specifications for any manufacturing facilities, determination of materials and processes, appointment of suppliers and subcontractors and management of all work-in-progress.  Upon acceptance by NINTENDO of a purchase order from LICENSEE and receipt of payment as provided for at Section 5.3 herein, NINTENDO shall (through its suppliers and subcontractors) arrange for manufacturing.

6.2           Security Features.  The final release version of the Game, the Game Disc and the Printed Materials shall include such Security Technology as NINTENDO, in its sole discretion, deems necessary or appropriate to (a) reduce the risk of unlawful copying or other unlawful, unsafe or unauthorized uses, (b) protect the Proprietary Rights of NINTENDO and of the LICENSEE, (c) promote consumer confidence, and (d) increase the quality, reliability or operation of Wii™.

6.3           Printed Materials for Bulk Goods. Upon delivery to LICENSEE of Bulk Goods, LICENSEE shall assemble the Printed Materials and Bulk Goods into the Licensed Products in accordance with the Guidelines.  No other materials, items, products or packaging may be included or assembled with the Bulk Goods without NINTENDO’s prior written consent.  Bulk Goods may be sold or distributed by LICENSEE only when fully assembled in accordance with the Guidelines.

6.4           Sample Printed Materials.  Within a reasonable period of time after LICENSEE’s assembly of an initial order for Bulk Goods for a Game title, LICENSEE shall provide NINTENDO with (a) two (2) samples of the fully assembled Licensed Product, and (b) twenty (20) samples of the LICENSEE produced Printed Materials (excluding the plastic disc storage case, precaution booklet, and other optional printed materials) for such Game title.

6.5           Retention of Sample Licensed Products by NINTENDO.  NINTENDO may, at its own expense, manufacture reasonable quantities of the Game Discs or the Licensed Products, and make a reasonable number of copies of the Printed Materials, not to exceed fifty (50) copies, to be used for archival purposes, legal proceedings against infringers of the Intellectual Property Rights, and for other lawful purposes (but not for resale).

7.             MARKETING AND ADVERTISING

7.1           Approval of Marketing Materials.  LICENSEE represents and warrants that the Printed Materials and the Marketing Materials shall be of high quality and comply with (a) the Guidelines, (b) the guidelines of the PEGI, and (c) all applicable laws and regulations and official codes of practice in those jurisdictions in the Territory where they will be used or distributed, including without limitation all applicable privacy laws.  To protect NINTENDO’s valuable Intellectual Property Rights, to prevent the dilution of NINTENDO’s trademarks, and to avoid use of the licensed Intellectual Property Rights giving rise to any implication of NINTENDO’s sponsorship, association, approval or endorsement where this is not the case, prior to actual use or distribution, LICENSEE shall submit to NINTENDO for review samples of all proposed Marketing Materials.  NINTENDO shall, within ten (10) business days of receipt, approve or disapprove of the quality of such samples.  If any of the samples are disapproved, NINTENDO shall specify the reasons for such disapproval and state what corrections and/or improvements are necessary.  After making the necessary corrections and/or improvements, LICENSEE shall submit revised samples for approval by NINTENDO.  NINTENDO shall not unreasonably withhold or delay its approval of any proposed Marketing Materials.  No Marketing Materials shall be used or distributed by LICENSEE without NINTENDO’s prior written approval.

7.2           No Bundling.  To protect NINTENDO’s valuable Intellectual Property Rights, to prevent the dilution of NINTENDO’s trademarks and to avoid use of the licensed Intellectual Property Rights giving rise to any implication of NINTENDO’s sponsorship, association, approval or endorsement where this is not the case, LICENSEE shall not, without NINTENDO’s prior written approval, market or distribute any Games or Game Discs that have been bundled with (a) any peripheral designed for use with Wii™ that has not been licensed or approved in writing by NINTENDO, provided that LICENSEE is responsible for ensuring that any such peripheral shall comply with all applicable laws and regulations in the Territory, or (b) any other product or service where NINTENDO’s association, approval or endorsement might be suggested by bundling the products or services.

7.3           Warranty and Repair.  LICENSEE shall provide the original consumer with a minimum one hundred eighty (180) day (or such longer minimum period as may be required by applicable law) limited warranty on all Licensed Products.  LICENSEE shall also provide reasonable product service, including out-of-warranty service, for all Licensed Products.  LICENSEE shall make such warranty and repair information available to consumers as required by applicable law.

7.4           Business Facilities.  LICENSEE agrees to develop and maintain sufficient customer service, either directly or through a third party, to adequately support the Licensed Products.

7.5           No Sales Outside the Territory.  LICENSEE covenants that it shall not market, sell, offer to sell, import or distribute the Licensed Products outside the Territory, or within the Territory when LICENSEE has actual or constructive knowledge that a subsequent destination of the Licensed Product is outside the Territory.

7.6           Defects and Recall.  In the event of a material programming defect in a Licensed Product that would, in NINTENDO’s reasonable judgment, significantly impair the ability of a consumer to play the Game, NINTENDO may, after consultation with LICENSEE, require the LICENSEE to recall the Licensed Product and undertake suitable repairs or replacements.

7.7           NINTENDO Promotional Materials, Publications and Events.  With a view to improving the competitiveness of the video game products consisting of Nintendo video game systems and services and compatible software published by LICENSEE and others, at its option and expense, NINTENDO may (a) utilize screen shots, Artwork and information regarding the Licensed Products in all NINTENDO published or officially licensed magazines, official NINTENDO sponsored web sites or other advertising, promotional or marketing media, which promote NINTENDO products, services or programs, and (b) exercise public performance rights in the Games and use related trademarks and Artwork in connection with NINTENDO sponsored contests, tours, conventions, trade shows, press briefings and similar events which promote such video game products.   NCL shall submit to LICENSEE for review printed materials and related art for the Game that NCL intends to use in publications or media or marketing programs.

7.8           Nintendo Gateway System.  To promote and increase demand for games on Nintendo video game systems, NINTENDO licenses select games in various non-coin activated commercial settings such as commercial airlines, cruise ships, rail systems and hotels, where customers play games on specially adapted Nintendo video game hardware referred to as the “Nintendo Gateway System”.  If NINTENDO identifies a Game for possible license on the Nintendo Gateway System, the parties agree to conduct good faith negotiations to determine commercially reasonable terms for such participation.

8.             CONFIDENTIAL INFORMATION

8.1           Definition.  Confidential Information means information provided to LICENSEE by NINTENDO or any third party working with NINTENDO relating to the hardware and software for Wii™ or the Development Tools, including, but not limited to, (a) all current or future information, know-how, techniques, methods, tools, emulator hardware or software, software development specifications, proprietary manufacturing processes and/or trade secrets,

(b) any information on inventions, patents, or patent applications, (c) any business, legal, marketing, pricing or sales data or information, and (d) any other information or data relating to development, design, operation, manufacturing, marketing or sales.  Confidential Information shall include all confidential information disclosed, whether in writing, orally, visually, or in the form of drawings, technical specifications, software, samples, pictures, models, recordings, or other tangible items which contain or manifest, in any form, the above listed information.  Confidential Information shall not include (i) data and information which was in the public domain prior to LICENSEE’s receipt of the same hereunder, or which subsequently becomes part of the public domain by publication or otherwise, except by LICENSEE’s wrongful act or omission, (ii) data and information which LICENSEE can demonstrate, through written records kept in the ordinary course of business, was in its possession without restriction on use or disclosure, prior to its receipt of the same hereunder, and was not acquired directly or indirectly from NINTENDO or NOA under an obligation of confidentiality which is still in force, and (iii) data and information which LICENSEE can show was received by it from a third party who did not acquire the same directly or indirectly from NINTENDO or NOA and to whom LICENSEE has no obligation of confidentiality.

8.2           Disclosures Required by Law.  LICENSEE shall be permitted to disclose Confidential Information if such disclosure is required by an authorized governmental or judicial entity, provided that LICENSEE shall notify NINTENDO at least thirty (30) days prior to such disclosure, or such lesser period as may be needed to comply with such requirement.  LICENSEE shall use its best efforts to limit the disclosure to the greatest extent possible consistent with LICENSEE’s legal obligations, and if required by NINTENDO, shall cooperate in the preparation and entry of appropriate court orders limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information.

8.3           Disclosure and Use.  NINTENDO may provide LICENSEE with highly confidential development information, Guidelines, Development Tools, systems, specifications and related resources and information constituting and incorporating the Confidential Information to assist LICENSEE in the development of Games.  LICENSEE agrees to maintain all Confidential Information as strictly confidential and to use such Confidential Information only in accordance with this Agreement.  LICENSEE shall limit access to the Confidential Information to LICENSEE’s employees having a strict need to know, and shall advise such individuals of their obligation of confidentiality as provided herein.  LICENSEE shall require each such individual to retain in confidence the Confidential Information pursuant to a written non-disclosure agreement with LICENSEE.  LICENSEE shall use its best efforts to ensure that individuals who are permitted hereunder to work with or otherwise have access to Confidential Information shall not disclose or make any unauthorized use of the Confidential Information.

8.4           No Disclosure to Independent Contractors.  LICENSEE shall not disclose the Confidential Information, including without limitation the Guidelines and Intellectual Property Rights, to any Independent Contractor, nor permit any Independent Contractor to perform or assist in development work for a Game, without the prior written consent of NINTENDO.  Any Independent Contractor seeking access to Confidential Information shall be required to enter into a written non-disclosure agreement with NINTENDO or NOA that is no less restrictive than the terms of this Section 8, and that expressly includes the following language, prior to receiving any access to or disclosure of the Confidential Information from either LICENSEE or NINTENDO:

“Independent Contractor may have access to highly-confidential and proprietary information, intellectual property, and trade secrets of Nintendo Co., Ltd. and/or Nintendo of America Inc. (collectively, “Nintendo”).  Independent Contractor expressly acknowledges (i) the valuable nature of such materials; and (ii) Nintendo’s right, title and interest in such materials.  All such materials constitute confidential information under this agreement and shall be treated by Independent Contractor as such.  Independent Contractor’s use of such materials shall not create any right, title or interest of Independent Contractor therein.  In the event that Independent Contractor challenges Nintendo’s ownership or the validity of such materials, Nintendo may terminate the agreement without any notice or procedure.  Nintendo Co., Ltd. and Nintendo of America Inc. are intended third-party beneficiaries of this agreement.”

At LICENSEE’s option, the written non-disclosure agreement may be with LICENSEE rather than NINTENDO or NOA, in which case the form and substance of the non-disclosure agreement must be acceptable to NINTENDO.  Also, in such case LICENSEE shall provide to NINTENDO on a continuing basis a listing of all Independent Contractors who have received or been granted access to Confidential Information along with copies of the applicable written non-disclosure agreements.  In addition, LICENSEE shall take all reasonable measures to ensure that its Independent Contractors fulfill the requirements of the applicable written non-disclosure agreements.

LICENSEE shall use its best efforts to ensure that its employees and Independent Contractors working with or otherwise having access to Confidential Information shall not disclose or make unauthorized use of the Confidential Information.  [***]

8.5           Agreement Confidentiality.  LICENSEE agrees that the terms, conditions and contents of this Agreement shall be treated as Confidential Information.  Any public announcement or press release regarding this Agreement or the release dates for Games developed by LICENSEE under this Agreement shall be subject to NINTENDO’s prior written approval.  The parties may disclose this Agreement (a) to accountants, banks, financing sources, lawyers, parent companies and related parties under substantially equivalent confidentiality obligations, (b) in connection with any formal legal proceeding for the enforcement of this Agreement, (c) as required by the regulations of the government agencies in the Territory that regulate publicly-traded securities, provided that all Confidential Information shall be edited from such disclosures to the maximum extent allowed by such government agencies, (d) in response to lawful process, subject to court order limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information, approved in advance by NINTENDO, and (e) to a third party proposing to enter into a business transaction with LICENSEE or with NINTENDO, but only to the extent reasonably necessary for carrying out the proposed transaction and only under terms of mutual confidentiality.

8.6           Notification Obligations.  LICENSEE shall promptly notify NINTENDO of the unauthorized use or disclosure of any Confidential Information by LICENSEE or any of its employees, or any Independent Contractor or its employees, and shall promptly act to recover any such information and prevent further breach of the obligations herein.  The obligations of LICENSEE set forth herein are in addition to and not in lieu of any other legal remedy that may be available to NINTENDO under this Agreement or applicable law.

8.7           Continuing Effect of the NDA.  The terms of this Section 8 supplement the terms of the NDA, which shall remain in effect.  In the event of a conflict between the terms of the NDA and this Agreement, the provisions of this Agreement shall control.

9.             REPRESENTATIONS AND WARRANTIES

9.1           LICENSEE’s Representations and Warranties.  LICENSEE represents and warrants that:

(a)           it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof,

(b)           the execution, delivery and performance of this Agreement by LICENSEE does not conflict with any agreement or understanding to which LICENSEE may be bound, and

(c)           excluding the Intellectual Property Rights, LICENSEE is either (i) the sole owner of all right, title and interest in and to the trademarks, copyrights and all other Proprietary Rights incorporated into the Game or the Artwork or used in the development, advertising, marketing and sale of the Licensed Products or the Marketing Materials, or (ii) the holder of such rights, including trademarks, copyrights and all other Proprietary Rights which belong to any third party but have been licensed from such third party or an agent or licensee of a third party, such as a collecting society, by LICENSEE, as are necessary for incorporation into the Game or the Artwork or as are used in the development, advertising, marketing and sale of the Licensed Products or the Marketing Materials under this Agreement.

9.2           NINTENDO’s Representations and Warranties.  NINTENDO represents and warrants that:

(a)           it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof, and

(b)           the execution, delivery and performance of this Agreement by NINTENDO do not conflict with any agreement or understanding to which NINTENDO may be bound.

9.3           INTELLECTUAL PROPERTY RIGHTS DISCLAIMER.  NINTENDO (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, SUBSIDIARIES, LICENSORS, SUPPLIERS AND SUBCONTRACTORS) EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE SCOPE OR VALIDITY OF THE INTELLECTUAL PROPERTY RIGHTS.  NINTENDO (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, SUBSIDIARIES, LICENSORS, SUPPLIERS AND SUBCONTRACTORS) EXPRESSLY DISCLAIMS ANY WARRANTY THAT THE DESIGN, DEVELOPMENT, ADVERTISING, MARKETING OR SALE OF THE LICENSED PRODUCTS OR THE USE OF THE INTELLECTUAL PROPERTY RIGHTS BY LICENSEE WILL NOT INFRINGE UPON ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY TO THE MAXIMUM EXTENT LEGALLY PERMISSIBLE.  ANY WARRANTY, CONDITION OR TERM THAT MAY BE PROVIDED IN ANY APPLICABLE PROVISION OF ANY LAW OR REGULATION IN THE TERRITORY GOVERNING COMMERCIAL ACTIVITY, OR ANY OTHER COMPARABLE LAW OR REGULATION, IS EXPRESSLY DISCLAIMED.  LICENSEE HEREBY ASSUMES THE RISK OF INFRINGEMENT.

9.4           GENERAL DISCLAIMER.  NINTENDO (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, SUBSIDIARIES, LICENSORS, SUPPLIERS AND SUBCONTRACTORS) EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE SECURITY TECHNOLOGY.  LICENSEE PURCHASES AND ACCEPTS ALL LICENSED PRODUCTS ON AN “AS IS” AND “WHERE IS” BASIS.  NINTENDO (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, SUBSIDIARIES, LICENSORS, SUPPLIERS AND SUBCONTRACTORS) EXPRESSLY DISCLAIMS ALL WARRANTIES, CONDITIONS OR OTHER TERMS OF ANY KIND UNDER THE APPLICABLE LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A GENERAL OR PARTICULAR PURPOSE.

9.5           LIMITATION OF LIABILITY.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER NINTENDO NOR ITS AFFILIATES, SUBSIDIARIES, LICENSORS, SUPPLIERS, OR SUBCONTRACTORS SHALL BE LIABLE FOR LOSS OF PROFITS, OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF LICENSEE OR ITS CUSTOMERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT BY NINTENDO, THE MANUFACTURE OF THE LICENSED PRODUCTS OR THE USE OF THE LICENSED PRODUCTS ON ANY NINTENDO VIDEO GAME SYSTEM BY LICENSEE OR BY ANY END USER.

10.          INDEMNIFICATION

10.1         Claim.  “Claim” means any and all third-party claims, demands, actions, suits, proceedings, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable attorneys’ fees and costs and any expenses incurred in the settlement or avoidance of any such claim.  “Claim” shall specifically include civil, criminal, and regulatory matters, and those brought by any third party (including governmental authorities or agencies) under any national, subnational, or multinational law or regulation, or the rules of any self-regulatory body (e.g., PEGI).

10.2         LICENSEE’s Indemnification.  LICENSEE shall indemnify and hold harmless NINTENDO (and any of its affiliates, subsidiaries, licensors, suppliers, officers, directors, employees or agents) from any Claims which are alleged to result from or be in connection with:

(a)           a breach by LICENSEE of any of the provisions in this Agreement,

(b)           any infringement of a third party’s Proprietary Rights as a result of the design, development, advertising, marketing, sale or use of any aspect of the Licensed Products or the Marketing Materials,

(c)           a defect, failure to warn, bodily injury (including death), or other personal or property damage arising out of, or in connection with, the design, development, advertising, marketing, sale or use of any aspect of the Licensed Products, and

(d)           the design, development, advertising, marketing, sale or use of any aspect of the Licensed Products or the Marketing Materials.

NINTENDO and LICENSEE shall give prompt Notice to the other of any Claim which is or which may be subject to indemnification under this Section 10.  With respect to any such Claim, LICENSEE, as indemnitor, shall have the right to select counsel and to control the defense and/or settlement thereof.  NINTENDO may, at its own expense, participate in such action or proceeding with counsel of its own choice.  LICENSEE shall not enter into any settlement of any Claim in which (a) NINTENDO has been named as a party, or (b) Intellectual Property Rights have been asserted, without NINTENDO’s prior written consent.  NINTENDO shall provide reasonable assistance to LICENSEE in its defense of any Claim.

10.3         LICENSEE’s Insurance.  LICENSEE shall, at its own expense, obtain a comprehensive policy of general liability insurance (including coverage for advertising injury and product liability Claims) from an insurance company rated at least B+ by A.M. Best or a comparable rating by another recognized insurance rating organization.  Such policy of insurance shall be in an amount of not less than the equivalent of Five Million Dollars U.S. ($5,000,000 US) on a per-occurrence basis and shall provide for adequate protection against any Claims.  Such policy shall name NINTENDO as an additional insured and shall specify it may not be canceled without thirty (30) days’ prior written Notice to NINTENDO.  A Certificate of Insurance shall be provided to NINTENDO not later than the date of the initial order of Licensed Products under this Agreement or within thirty (30) days of the Effective Date of this Agreement, whatever date occurs later.  If LICENSEE fails to provide NINTENDO with such Certificate of Insurance or fails to maintain such insurance at any time during the Term and for a period of two (2) years thereafter, NINTENDO, in its sole discretion may (a) terminate this Agreement in accordance with Section 13.2 herein; and/or (b) secure comparable insurance, at LICENSEE’s expense, for the sole benefit and protection of NINTENDO.

10.4         Suspension of Production.  In the event NINTENDO deems itself at risk with respect to any Claim under this Section 10, NINTENDO may, at its sole option, suspend production, delivery or order acceptance for any Licensed Products, in whole or in part, pending resolution of such Claim.

11.          PROTECTION OF PROPRIETARY RIGHTS

11.1         Joint Actions Against Infringers.  LICENSEE and NINTENDO may agree to jointly pursue cases of infringement involving the Licensed Products, as such Licensed Products will contain Proprietary Rights owned by each of them.  Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court, in the event of such an action, any recovery shall be used first to reimburse LICENSEE and NINTENDO for their respective reasonable attorneys’ fees and costs, pro rata, and any remaining recovery shall be distributed to LICENSEE and NINTENDO, pro rata, based upon the fees and costs incurred in bringing such action.

11.2         Actions by LICENSEE.  LICENSEE, without the consent of NINTENDO and to the extent permitted by law, may bring any action or proceeding relating to an infringement or potential infringement of LICENSEE’s Proprietary Rights in the Licensed Products.  LICENSEE shall make reasonable good faith efforts to inform NINTENDO of such actions in a timely manner.  LICENSEE will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

11.3         Actions by NINTENDO.  NINTENDO, without the consent of LICENSEE, may bring any action or proceeding relating to an infringement or potential infringement of NINTENDO’s Intellectual Property Rights in the Licensed Products.  NINTENDO shall make, in a timely manner, reasonable, good faith efforts to inform LICENSEE of such actions likely to affect LICENSEE’s rights.  NINTENDO will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

12.          ASSIGNMENT

12.1         Definition.  “Assignment” means every type and form of assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation of LICENSEE’s rights or obligations under this Agreement, including, but not limited to, (a) a voluntary assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation by LICENSEE of all or any portion of its rights or obligations under this Agreement, (b) the assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation of all or any portion of LICENSEE’s rights or obligations under this Agreement to or by LICENSEE’s trustee in bankruptcy, receiver, or other individual or entity appointed to control or direct the business and affairs of LICENSEE, (c) an involuntary assignment, transfer, sale, sublicense, delegation, encumbrance, pledge or hypothecation of all or a portion of LICENSEE’s rights or obligations under this Agreement, including but not limited to a foreclosure by a third party upon assets of LICENSEE, (d) the merger or consolidation of LICENSEE if LICENSEE is a corporation, and (e) any other means or method whereby rights or obligations of LICENSEE under this Agreement are sold, assigned or transferred to another individual or entity for any reason.  Assignment also includes the sale, assignment, transfer or other event affecting a change in the controlling interest of LICENSEE, whether by sale, transfer or assignment of shares in LICENSEE, or by sale, transfer or assignment of partnership interests in LICENSEE, or otherwise.

12.2         No Assignment by LICENSEE.  This Agreement and the subject matter hereof are  personal to LICENSEE.  No Assignment of LICENSEE’s rights or obligations hereunder shall be valid or effective without NINTENDO’s prior written consent, which consent may be withheld by NINTENDO for any reason whatsoever in its sole discretion.  In the event of an attempted Assignment in violation of this provision, NINTENDO shall have the right at any time, at its sole option, to immediately terminate this Agreement.  Upon such termination, NINTENDO shall have no further obligation under this Agreement to LICENSEE or to LICENSEE’s intended or purported assignee.

12.3         Proposed Assignment.  Prior to any proposed Assignment of this Agreement, LICENSEE shall give NINTENDO not less than thirty (30) days prior written Notice thereof, which Notice shall disclose the name of the proposed assignee, the proposed effective date of the proposed Assignment and the nature and extent of the rights and obligations that LICENSEE proposes to assign.  NINTENDO may, in its sole discretion, approve or disapprove such proposed Assignment.  Unless written consent is given by NINTENDO to a proposed Assignment, any attempted or purported Assignment shall be deemed disapproved and NINTENDO shall have the unqualified right, in its sole discretion, to terminate this Agreement at any time.  Upon termination, NINTENDO shall have no further obligation under this Agreement to LICENSEE or to LICENSEE’s intended or purported assignee.

12.4         LICENSEE’s Obligation of Non-Disclosure.  LICENSEE shall not (a) disclose NINTENDO’s Confidential Information to any proposed assignee of LICENSEE, or (b) permit access to NINTENDO’s Confidential Information by any proposed assignee or other third party, without the prior written consent of NINTENDO to such disclosure.

13.          TERM AND TERMINATION

13.1         Term.  This Agreement shall commence on the Effective Date and continue for the Term, unless earlier terminated as provided for herein.

13.2         Default or Breach.  In the event that either party is in default or commits a material breach of this Agreement, which is not cured within thirty (30) days after Notice thereof, then this Agreement shall automatically terminate on the date specified in such Notice.

13.3         Bankruptcy.  At NINTENDO’s option, this Agreement may be terminated immediately and without Notice in the event that LICENSEE (a) makes an assignment for the benefit of creditors, (b) becomes insolvent, (c) files a voluntary petition for bankruptcy, (d) acquiesces to any involuntary bankruptcy petition, (e) is adjudicated as a bankrupt, or (f) ceases to do business.

13.4         Termination Other Than by Breach.  Upon the expiration of this Agreement or its termination other than by LICENSEE’s breach, LICENSEE shall have a period of one hundred eighty (180) days to sell any unsold Licensed Products.  All Licensed Products in LICENSEE’s control following the expiration of such sell-off period shall be destroyed by LICENSEE within ten (10) days and Notice of such destruction (with proof certified by an officer of LICENSEE) shall be delivered to NINTENDO.

13.5         Termination by LICENSEE’s Breach.  If this Agreement is terminated by NINTENDO as a result of a breach of its terms and conditions by LICENSEE, LICENSEE shall immediately cease all distribution, advertising, marketing or sale of any Licensed Products.  All Licensed Products in LICENSEE’s control as of the date of such termination shall be destroyed by LICENSEE within ten (10) days and Notice of such destruction (with proof certified by an officer of LICENSEE) shall be delivered to NINTENDO.

13.6         Breach of NDA or other NINTENDO License Agreements.  At NINTENDO’s option, any breach by LICENSEE of (a) the NDA, or (b) any other license agreement between NINTENDO and LICENSEE relating to the development of games for any Nintendo video game system, which breach is not cured within the time period for cure allowed under the applicable agreement (and which shall give NINTENDO reasonable cause to believe that it needs to terminate this Agreement so as to protect its legitimate business interests), shall be considered a material breach of this Agreement entitling NINTENDO to terminate this Agreement in accordance with Section 13.5 herein.

13.7         No Further Use of the Intellectual Property Rights.  Upon expiration or termination of this Agreement, LICENSEE shall cease all use of the Intellectual Property Rights for any purpose, except as may be required in connection with the sale of the Licensed Products authorized under Section 13.4 herein.  LICENSEE shall, within thirty (30) days of expiration or termination, (a) return to NINTENDO all Development Tools provided to LICENSEE by NINTENDO, and (b) return to NINTENDO or destroy any and all copies of materials constituting, relating to, or disclosing any Confidential Information, including but not limited to Guidelines, writings, drawings, models, data, and tools, whether in LICENSEE’s possession or in the possession of any past or present employee, agent or Independent Contractor who received the information through LICENSEE.  Proof of such return or destruction shall be certified by an officer of LICENSEE and promptly provided to NINTENDO.

13.8         Termination by NINTENDO’s Breach.  If this Agreement is terminated by LICENSEE as a result of a breach of its terms or conditions by NINTENDO, LICENSEE may continue to sell the Licensed Products in the Territory until the expiration of the Term, at which time the provisions of Section 13.4 shall apply.

14.          GENERAL PROVISIONS

                14.1         Compliance with Applicable Laws and Regulations.  LICENSEE shall at all times comply with applicable laws, regulations and orders in the countries of the Territory relating to or in any way affecting this Agreement and LICENSEE’s performance under this Agreement, including, without limitation, the export laws and regulations of any country with jurisdiction over the Intellectual Property Rights, Licensed Products, Development Tools and/or either party.  LICENSEE shall not market, distribute, or sell the Game and/or Game Discs in any country in the Territory in which such marketing, distribution or sale would violate any applicable laws, regulations or orders of such country.

14.2         Force Majeure.  Neither party shall be liable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, including governmental action, war, riot or civil commotion, fire, natural disaster, labor disputes, restraints affecting shipping or credit, delay of carriers, inadequate supply of suitable materials, or any other cause which could not with reasonable diligence be controlled or prevented by the parties.  In the event of material shortages, including shortages of materials or production facilities necessary for production of the Licensed Products, NINTENDO reserves the right to allocate such resources among itself and its licensees.

14.3         Records and Audit.  During the Term and for a period of two (2) years thereafter, LICENSEE agrees to keep accurate, complete and detailed records relating to the use of the Confidential Information, the Development Tools and the Intellectual Property Rights.  Upon reasonable Notice to LICENSEE, NINTENDO may, at its expense, arrange for a third-party audit of LICENSEE’s records, reports and other information related to LICENSEE’s compliance with this Agreement; provided, however, that NINTENDO shall not, during the course of the audit, access LICENSEE’s source code, development plans, marketing plans, internal business plans or other items deemed confidential by LICENSEE, except to the extent such materials incorporate, disclose or reference NINTENDO’s Confidential Information or Intellectual Property Rights.

14.4         Waiver, Severability, Integration, and Amendment.  The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such party to thereafter enforce such provision.  In the event that any term, clause or provision of this Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this Agreement, and the remaining terms, clauses and provisions shall remain in effect.  Together with the NDA, this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.  All prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the NDA.  Any amendment to this Agreement shall be in writing, signed by both parties.

14.5         Survival.  In addition to those rights specified elsewhere in this Agreement, the rights and obligations set forth in Sections 3, 8, 9, 10, 11, 13.4, 13.7, 13.8 and 14 shall survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge.

14.6         Governing Law and Venue.  This Agreement shall be governed by the laws of Japan, without regard to its conflict of laws principles.  Any legal actions (including judicial and administrative proceedings) with respect to any matter arising under or growing out of this Agreement, shall be brought in the Kyoto District Court.  Each party hereby consents to the jurisdiction and venue of such court for such purposes.

14.7         Injunctive Relief.  LICENSEE acknowledges that in the event of its breach of this Agreement, no adequate remedy at law may be available to NINTENDO and that NINTENDO shall be entitled to seek injunctive or other similar available relief in addition to any additional relief available to NINTENDO.

14.8         Attorneys’ Fees.  In the event it is necessary for either party to this Agreement to undertake legal action to enforce or defend any action arising out of or relating to this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and expenses relating to such legal action or any appeal therefrom.

14.9         Expansion of Rights.  NINTENDO may expand the rights granted to LICENSEE under this Agreement by providing written notice of such expansion of rights to LICENSEE and without having to enter into a written addendum to the present Agreement with LICENSEE.

14.10       Delegation of Duties.  NINTENDO, at its option, may delegate its duties under the present Agreement to a wholly owned subsidiary.  To the extent necessary for the parties to carry out their duties under this Agreement, NINTENDO shall provide notice to LICENSEE of any such delegation, including to whom at NINTENDO’s wholly owned subsidiary communications from LICENSEE under this Agreement may be directed.  Also in the event of a delegation by NINTENDO, the provisions of this Agreement shall continue to govern the relationship between NINTENDO and LICENSEE and shall govern the relationship between NINTENDO’s subsidiary and LICENSEE, subject to any amendments or modifications to this Agreement which such subsidiary and LICENSEE may agree to in their relationship.  NINTENDO shall remain obligated under the present Agreement for the performance of NINTENDO’s duties by NINTENDO’s subsidiary.

14.11       Counterparts and Signature by Facsimile.  This Agreement may be signed in counterparts, which shall together constitute a complete Agreement.  A signature transmitted by facsimile or electronically via computer network shall be considered an original for purposes of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the dates set forth below.

NCL:	LICENSEE:

Nintendo Co., Ltd.	Activision, Inc.

By:	/s/ Satoru Iwata	By:	/s/ George Rose
George Rose
President	General Counsel

Date:	Dec. – 3.2007
Date:	19 November 2007

Activision Publishing, Inc.

By:	/s/ George Rose
George Rose
Title:	Chief Legal Officer

Date:	19 November 2007

Activision UK, Ltd.

By:	/s/ George Rose
George Rose
Director

Date:	19 November 2007

ATVI France, S.A.S.

By:	/s/ George Rose
George Rose
Director

Date:	19 November 2007

Activision GmbH

By:	/s/ George Rose
George Rose
Managing Director

Date:	19 November 2007

Activision Pty, Ltd.

By:	/s/ George Rose
George Rose
Director

Date:	19 November 2007

Enclosure:

Annex A:  Guidelines on Ethical Conduct

Annex A

Guidelines on Ethical Content

The following Guidelines on Ethical Content are presented for assistance in the development of Games by defining the types of the theme inconsistent with NINTENDO’s corporate philosophy.  Exceptions may be made when necessary to maintain the integrity of the Game or the Game’s theme.  Games shall not:

(a)                      contain sexually explicit content including but not limited to nudity, rape, sexual intercourse and sexual touching; for instance, NINTENDO does not allow bare-breasted women in Games, however, mild displays of affection such as kissing or hugging are acceptable;

(b)                     contain language or depictions which specifically denigrate members of any race, gender, ethnicity, religion or political group;

(c)                      depict gratuitous or excessive blood or violence.  NINTENDO does not permit depictions of animal cruelty or torture;

(d)                     depict verbal or physical spousal or child abuse;

(e)                      permit racial, gender, ethnic, religious or political stereotypes; for example, religious symbols such as crosses will be acceptable when fitting into the theme of the Game and not promoting a specific religious denomination;

(f)                        use profanity, obscenity or incorporate language or gestures that are offensive by prevailing public standards and tastes; and

(g)                     promote the use of illegal drugs, smoking materials, tobacco and/or alcohol; for example NINTENDO does not allow gratuitous beer or cigarette advertisement anywhere in a Game; however, Sherlock Holmes smoking a pipe would be acceptable as it fits the theme of the Game.

JEN:hjd